UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2016

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street 34th Floor New York, NY 10004
(Address, including zip code, of Principal Executive Offices)
(212) 388-6800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Fox Disposition

On November 23, 2016, First Capital Real Estate Trust Incorporated (the “Company”), through 7 Carnegie Plaza Fee, LLC (the “Seller”), an indirect subsidiary of the Company, finalized the prerequisite conditions to sell the property known as Fox Rehabilitation Center located in Cherry Hill, New Jersey (the “Property”), pursuant to a purchase and sale agreement (the “Agreement”) dated October 26, 2016 by and between the Seller and Spirit Master Funding X, LLC (the “Buyer”). The fee simple interest in the Property was sold for an aggregate contract purchase price of $12.0 million, exclusive of closing costs and any adjustments as required by the terms of the Agreement. The Buyer has no material relationship with the Company or any of its affiliates, or any director or officer of the Company or any associate of any such director or officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: November 30, 2016	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer